Amended and Restated Certificate of Establishment and Designation
      			CREDIT SUISSE OPPORTUNITY FUNDS
      		    Certificate of Designation of Series
      				of
      		Credit Suisse Multialternative Strategy Fund

      WHEREAS, the undersigned trustees previously established and designated a Series of the below-referenced Trust called "Credit Suisse Liquid Alternative Fund" pursuant to an Amended and Restated Certificate of Designation of Series and now desire to amend and restate such Amended and Restated Certificate of Designation to change the name of such Series;

      NOW THEREFORE, the Amended and Restated Certificate of Designation shall be amended and restated to read as follows:

      The undersigned trustees, constituting at least a majority of the trustees of Credit Suisse Opportunity Funds, a Delaware statutory trust (the "Trust"), do hereby establish and designate pursuant to Sections
6.2 and 11.3 of the Declaration of Trust of the Trust dated May 31, 1995, as amended to date (the "Declaration"), a Series of the Trust to be known as Credit Suisse Multialternative Strategy Fund (the "Designated Series").

      1. 	Rights, Preferences and Characteristics.  The Designated
Series shall have the relative rights, preferences and characteristics described in the Declaration and the Trust's then currently effective registration statement under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the Designated Series. Any rights, preferences, qualifications, limitations and restrictions with respect to Series generally that are set forth in the Declaration shall apply to the Designated Series unless otherwise specified in the Registration Statement, in which case those specified in the Registration Statement shall control.

      2.	Authorization of Officers.  The officers of the Trust are
authorized and directed, to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests or other instruments, make such payments and to do any and all things that in their discretion may be necessary or advisable to effect the matters referenced herein and as may be necessary or advisable for the conduct of the business of the Trust.

      3.	Incorporation of Defined Terms.  Capitalized terms
which are not defined herein shall have the meaning ascribed to those terms in the Declaration.


	IN WITNESS WHEREOF, the undersigned trustees of the Trust have executed this Amended and Restated Certificate of Establishment and Designation in accordance with Section 3811(a)(2) of the Act.

/s/Enrique R. Arzac
Enrique R. Arzac, as Trustee

/s/Jeffrey E. Garten
Jeffrey E. Garten, as Trustee

/s/Peter F. Krogh
Peter F. Krogh, as Trustee

/s/Steven N. Rappaport
Steven N. Rappaport, as Trustee